Exhibit 10.A.26

                      Apple Computer, Inc.
                         1 Infinite Loop
                      Cupertino, CA  95014




Dr. Gilbert F. Amelio
13416 Middle Fork Lane
Los Altos Hills, CA  94022


                      Employment Agreement


Dear Dr. Amelio:

           The following sets forth our agreement regarding the terms and provisions of your employment as an officer and employee of Apple Computer, Inc. (the "Company") during the Term. Capitalized words which are not otherwise defined herein shall have the meanings assigned to such words in
Section 8 of this Agreement.

           1. Term of Employment Under the Agreement. The term of your employment under this Agreement (the "Term") shall commence on February 2, 1996 (the "Effective Date") and shall continue until the fifth anniversary of the Effective Date. For purposes of this Agreement, "Contract Year" means each 12-month period during the term beginning on the Effective Date or anniversary thereof, and "Fiscal Year" means the Company's fiscal year. Subject to the provisions of Section 5 below, either party may terminate the Term at any time.

           2. Employment During the Term. During the Term, you shall be employed as the Chairman and Chief Executive Officer of the Company and shall report directly to the Board of Directors of the Company (the "Board"), and your duties and responsibilities to the Company shall be consistent in all respects with such positions. During the Term, the
Company will take all steps reasonably necessary to assure that you continue to be elected or appointed to the Board. You shall devote substantially all of your business time, attention, skills and efforts exclusively to the business and affairs of the Company, other than de minimis amounts of time devoted by you to the management of your personal finances or to engaging in charitable or community services. During the Term, you shall be permitted to continue serving as a member of the boards of directors of the corporations on which you are serving as a director on the Effective Date (and on such other boards of directors as may be approved in writing from time to time by the Board) as long as such service does not adversely affect the performance of your duties to the Company as contemplated hereunder. Your principal place of employment shall be the executive offices of the Company as established from time to time, although you understand and agree that you will be required to travel from time to time for business purposes.

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

          3.   Compensation During the Term.

           (a) Base Salary. As compensation to you for all services rendered to the Company and its subsidiaries, the Company will pay you a base salary (the "Salary") at the rate of $990,000 per annum. Your Salary will be paid to you in accordance with the Company's regular payroll practices applicable to its executive officers. Your rate of Salary will be reviewed annually by the Board and may be increased by the Board on the basis of such review.

          (b)  Bonus.

          (i) Annual Bonus. You shall be eligible to earn an annual bonus (the "Annual Bonus") for each whole or partial Fiscal Year during the Term consisting of the sum of (i) the Component A Bonus (as defined below) for that Fiscal Year and (ii) the Component B Bonus (as defined below) for such Fiscal Year. The Annual Bonus for each given Fiscal Year will be paid within 90 days following the end of the Fiscal Year to which such Annual Bonus relates. The "Component A Bonus" shall be based upon the Company achieving one or more performance goals established in good faith by the
Compensation Committee of the Board (the "Committee") and approved by the Board for such Fiscal Year. The performance goal or goals applicable to the Component A Bonus for the Fiscal Year of the Company that includes the Effective Date will be established within 60 days following the Effective Date. The performance goals for the Component A Bonus for subsequent Fiscal Years will be established, to the extent practicable, prior to the start of the applicable Fiscal Year, but in no event later than 90 days following the commencement of the Fiscal Year. The target amount of your Component A Bonus for each 12-month Fiscal Year will equal 100% of your annual rate of Salary based upon the rate in effect on the first day of that Fiscal Year. The target amount for any Fiscal Year of fewer than 12 months will be prorated by multiplying the target amount determined in accordance with the previous sentence by a fraction (in no event greater than one), the numerator of which is the number of days in such Fiscal Year in the Term and the denominator of which is 365 ( the "Proration Fraction"). The actual amount of the Component A Bonus paid to you for a given Fiscal Year (which, for purposes of this Agreement, will be deemed earned as of the last day of the applicable Fiscal Year) may range from 50% to 300% of the target amount, based upon a performance schedule established by the Committee for the applicable Fiscal Year and the relationship between the Company's actual performance for the Fiscal Year and the target performance established for that year by the Committee (it being understood that payments in excess of 200% of target will be made only for extraordinarily good corporate performance and payments of no Component A Bonus will be made for only poor corporate performance); provided, however, that the minimum Component A Bonus for the first Fiscal Year ending during the Term shall be 50% of the target amount for that Fiscal Year. There shall be no minimum guaranteed Component A Bonus for any Fiscal Year other than the first Fiscal Year ending during the Term. The "Component B Bonus" shall be $1,000,000 for each Fiscal Year of the Company ending during the Term (and, for purposes of this Agreement, will be deemed earned as of the last day of the applicable Fiscal Year ending during the Term). In no event may the sum of the Component B Bonuses paid for all Fiscal Years during the Term exceed $5 million. In the event that the Company changes its Fiscal Year during the Term, an equitable adjustment shall be made to the bonus arrangement which, in the reasonable good faith judgment of the Committee, preserves, to the extent practicable, the bonus opportunity (including the timing of payment of the Component B Bonuses) set forth above.

           (ii)  Signing  Bonus.  In addition to any amounts payable  under
Section 3(b)(i) above, the Company will pay you as soon as practicable following the Effective Date a one-time signing bonus of $200,000.

           (c) Loan. On or as soon as practicable after the Effective Date, the Company shall cause one of its subsidiaries (the "Lender") to lend you the amount of $5,000,000 (the "Loan"). The Loan shall initially be made to you on a fully recourse basis but shall, subject to Section
5(h), become nonrecourse (and thereafter remain nonrecourse) as to the portion of the principal amount of the Loan that is secured by collateral with a value on the date such collateral is pledged by you equal to 125% of the outstanding principal amount of the Loan. To the extent that the collateral pledged by you does not have a value equal to 125% of the outstanding principal amount of the Loan, the portion of the Loan that shall be recourse shall be determined in accordance with the formula [P - (C/1.25)], where "P" is the outstanding principal amount of the Loan and "C" is the fair market value of all collateral securing the Loan determined as of the date such collateral is pledged. The collateral that may be pledged by you to secure the Loan shall consist of Performance Shares earned by you and such other collateral as the Lender may reasonably accept. The Company agrees to release its security interest in Performance Shares prior to the full repayment of the Loan to the extent necessary to permit you to sell such shares in order to pay the tax liability incurred by you in connection with your earning of the Performance Shares, to pay any currently due interest on the Loan or to pay any outstanding principal amount of the Loan. The Loan shall bear interest at the minimum rate necessary to avoid the imputation of interest under the Code. Interest shall compound and be payable annually on each anniversary of the Effective Date and on the date of your termination or resignation of employment. Twenty per cent of the initial principal amount of the Loan shall be due and  payable  on  each  of  the first through fifth  anniversaries  of  the
Effective Date. The entire principal amount of the Loan and any accrued but unpaid interest on the Loan shall be immediately due and payable 90 days following the Date of Termination (as hereinafter defined). You may prepay some or all of the principal amount of the Loan and any portion of the accrued but unpaid interest on the Loan at any time without premium or penalty. Repayments of principal and interest on the Loan shall be applied ratably at the time of payment to the recourse and nonrecourse portions of the Loan. Following your termination or resignation of employment for any reason, the Company and the Lender shall have the unconditional right to reduce any payments owed to you hereunder by the amount of any due and unpaid principal and interest on the Loan and you hereby agree and consent to such right on the part of the Company and the Lender. As a condition to making the Loan to you, you shall execute a promissory note in favor of the Lender and any other applicable Loan documentation consistent with the terms of this Section 3(c) which is reasonably requested by the Lender.

           (d) Benefits. During the Term, you shall be eligible to participate in all welfare and fringe benefit plans and arrangements that the Company provides to its executive employees in accordance with the terms of such plans and arrangements, which shall be no less favorable to you, in the aggregate, than the terms and provisions available to other executive employees of the Company. Subject to your insurability at standard commercial rates, in lieu of your participating in the Company's regular life insurance programs, the Company agrees to maintain a whole life insurance policy for you during the Term with a death benefit equal to 5 times your annual rate of Salary. The whole life policy shall be on terms which are substantially similar to those applicable to the whole life policy in effect with your prior employer (including the provisions thereof applicable to the allocation of premiums on the policy between you and the Company).

          (e) Expenses. The Company will reimburse you in accordance with its regular policies and practices for business expenses reasonably incurred by you in connection with the performance of your duties under this Agreement, subject to your presentation of appropriate documentation of such expenses.

           (f) Airplane Lease. The Company agrees to lease your current airplane for business purposes on terms which are commercially reasonable to you and the Company. The terms of such airplane lease will be negotiated in good faith by you and the Company after the Effective Date and will be memorialized in appropriate documentation.

           4. Long-Term Incentive Compensation. In order to align your interests more closely with those of the Company's stockholders, the Company will offer the following long-term incentive compensation arrangements to you, subject to the terms and conditions set forth below.

           (a) Stock Option. Subject to Section 4(c) below, as soon as practicable after the Effective Date, the Company will grant to you pursuant to the Apple Computer, Inc. 1990 Stock Option Plan (the "Option Plan") a stock option (the "Option") covering 1,000,000 shares of common stock of the Company (the "Common Stock"). The per share exercise price of the Option shall be the fair market value of a share of Common Stock on the day before the date the Option is granted to you by the Committee, as determined in accordance with the provisions of the Option Plan. The Option shall become vested and exercisable with respect to 20% of the shares of Common Stock subject thereto on the Initial Vesting Date and on each of the second through fifth anniversaries of the Effective Date, provided that you have remained in the continuous full-time employ of the Company through each such vesting date and stockholder approval of the grant of the Option is obtained in accordance with Section 4(c) below. The Option will be subject to the terms and provisions of the Option Plan and such other terms consistent with the Option Plan as the Committee may specify and set forth in the applicable Option Agreement.

          (b) Performance Shares. (i) Subject to Section 4(c) below, for each Fiscal Year during the Term, you shall be afforded the opportunity to earn the Target Amount (as defined below) of shares of Common Stock (the "Performance Shares"), subject to the Company's attaining the performance goal or goals established in good faith by the Committee and approved by the Board for that Fiscal Year (hereinafter, the "Performance Share Arrangement"). The "Target Amount" for each 12-month Fiscal Year during the Term shall be 200,000 shares of Common Stock. The "Target Amount" for each Fiscal Year of the Term of fewer than 12 months shall be 200,000 shares of Common Stock multiplied by the Proration Fraction. In no event may you have the opportunity to earn more than 1,000,000 Performance Shares during the Term. The performance goal or goals for first Fiscal Year will be established within 60 days following the Effective Date. The performance goals for subsequent Fiscal Years will be established, to the extent practicable, prior to the start of the applicable Fiscal Year, but in no event later than 90 days following the start of the Fiscal Year. The performance goal or goals established by the Committee for a given Fiscal Year need not be the same goal or goals established by the Committee under
Section 3(b) above. You may earn fewer than the full number of Performance Shares in a given year for performance that is below target for that year based upon an award schedule established by the Committee at the time it sets the performance targets for the year. In the event that the Company changes its Fiscal Year during the Term, an equitable adjustment shall be made to the Performance Share Arrangement which, in the reasonable good faith judgment of the Committee, preserves, to the extent practicable, the long-term incentive opportunity set forth above.

           (ii) The Performance Shares earned by you for the first Fiscal Year will be deemed earned on the Initial Vesting Date (subject to applicable performance targets being achieved) and will be awarded to you as soon as practicable following the Initial Vesting Date, provided that you have remained in the continuous full-time employ of the Company through that date. The Performance Shares for the second Fiscal Year will be awarded to you on the Initial Vesting Date (provided you are then employed by the Company), but will be forfeited in whole or in part as of the last day of that Fiscal Year if the performance goal or goals applicable to that year are not achieved. The Performance Shares for each subsequent Fiscal
Year will be awarded to you as of the first day of the Fiscal Year (provided you are then employed by the Company), but will be forfeited in whole or in part as of the last day of that Fiscal Year if the performance goal or goals applicable to that year are not achieved. Performance Shares will not be transferrable by you until they have been earned by you in accordance with the provisions of this Section 4(b). Performance Shares awarded for Fiscal Years during the Term other than the first Fiscal Year will be issued in your name, but the share certificates representing such shares will be held by the Company or its agent until they have been earned in accordance with the provisions of this Section 4(b) and will bear an appropriate legend or legends reflecting the transfer restrictions and forfeiture provisions applicable thereto.
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

          (iii) In the event of a Change in Control of the Company, the Company shall make equitable adjustments to the Performance Share Arrangement in an manner intended to preserve the economic value of the arrangement; provided, however, that, in the event of a merger of the Company with or into another corporation, such adjustment shall consist of a conversion of Performance Shares to be earned under the Performance Share Arrangement into shares of the surviving corporation in accordance with the exchange ratio approved by the Company's stockholders and an equitable adjustment to the performance goals applicable to the Performance Share Arrangement.

           (c) Stockholder Approval. The grant of the Option is expressly conditioned upon the stockholders of the Company approving in a separate vote of the stockholders at the first annual or special meeting of stockholders of the Company to occur after the Effective Date (i) the grant of the Option and (ii) an amendment to the Option Plan to permit it to comply with the requirements of Section 162(m) of the Code applicable to qualified performance-based compensation. If such stockholder approval is not obtained in the manner contemplated by the previous sentence, the Option grant shall be void ab initio and of no further force and effect. Similarly, the Performance Share Arrangement is expressly conditioned upon the stockholders of the Company approving in a separate vote of the stockholders at the first annual or special meeting of stockholders of the Company to occur after the Effective Date the Performance Share Arrangement and such additional terms as shall be necessary for the arrangement to meet the requirements of Section 162(m) of the Code applicable to qualified performance-based compensation. If such stockholder approval is not obtained in the manner contemplated by the previous sentence, any outstanding Performance Shares shall be immediately forfeited and the Performance Share Arrangement shall be void ab initio and of no further force and effect. If the stockholder approval contemplated by this Section 4(c) is not obtained, you and the Company agree to negotiate an alternative long-term compensation arrangement to be submitted to stockholders and to submit such alternative long-term compensation arrangement to stockholders as soon as reasonably practicable, and to repeat this process to the extent necessary until an alternative long-term compensation arrangement negotiated by you and the Company is subsequently approved by the stockholders. You and the Company agree to make a good faith and diligent effort to obtain the stockholder approval contemplated by this Section 4(c) as soon as reasonably possible. Anything in this Agreement to the contrary notwithstanding, the Company shall have no obligation to call a special meeting of stockholders for the purpose of obtaining any approval contemplated by this Section 4(c).

            (d) Registration; Reservation of Shares. To the extent practicable, the Company will undertake to register the Option, the shares of Common Stock underlying the Option and the Performance Shares on Form S-8 under the Securities Act. The previous sentence, however, shall not in any way be construed as (i) prohibiting the Company from engaging in any transaction (including a transaction that will result in a Change in Control), (ii) requiring the Company to file any reports under the Exchange Act or to maintain its registration under the Exchange Act if such registration is not otherwise required or (iii) requiring the registration of the Option, the shares of Common Stock underlying the Option or the Performance Shares on Form S-8 (or any other form) if Form S-8 is not available to the Company. As soon as practicable following the Effective Date, the Company shall reserve for issuance 1,000,000 shares of Common
Stock for issuance under the Performance Share Arrangement. As soon as practicable following the Effective Date, the Company shall reserve for issuance 1,000,000 shares of Common Stock for issuance under the Option Plan in connection with the grant of the Option.

          5.   Effect of Termination of Employment.

           (a)  Right to Resign Following a Year One Change in Control.  In
the event of a Year One Change in Control, you shall have the right to resign for any reason or for no stated reason during the Election Window. In the event of such a resignation, the Company shall pay you the full amount of the accrued but unpaid Salary you have earned through the Date of Termination, plus a cash payment (calculated on the basis of your rate of Salary then in effect) for all unused vacation time which you may have accrued as of the Date of Termination. In addition, the Company shall pay you on the Severance Payment Date an "all in" cash lump sum payment of $10 million. You will relinquish, as of the Date of Termination, the Option, all rights under the Performance Share Arrangement and any outstanding Performance Shares and the right to any additional payments or benefits from the Company under this Agreement. The provisions of the Section 5(a) shall not apply if, at the time of your resignation, the Company is entitled to terminate your employment for Cause.

           (b) Involuntary Termination Prior to the Initial Vesting Date. In the event of your Involuntary Termination prior to the Initial Vesting Date, the Company shall pay you the full amount of the accrued but unpaid Salary you have earned through the Date of Termination, plus a cash payment (calculated on the basis of your rate of Salary then in effect) for all unused vacation time which you may have accrued as of the Date of Termination. In addition, the Company shall pay you on the Severance Payment Date an "all in" cash lump sum payment of $10 million. You will relinquish as of the Date of Termination the Option, all rights under the Performance Share Arrangement and any outstanding Performance Shares and the right to any additional payments or benefits from the Company under this Agreement.

           (c) Involuntary Termination On or After the Initial Vesting Date. (i) In the event of your Involuntary Termination on or after the Initial Vesting Date, the Company shall pay you the full amount of the accrued but unpaid Salary you have earned through the date of such Involuntary Termination, plus a cash payment (calculated on the basis of your rate of Salary then in effect) for all unused vacation time which you may have accrued as of the date of Involuntary Termination. In addition, the Company shall pay you on the Severance Payment Date a cash lump sum amount equal to the sum of (i) the Salary payable to you for the remaining portion of the Term and (ii) your annual rate of Salary (at the rate then in effect) times the number of whole and partial Contract Years remaining in the Term. In the event of an Involuntary Termination on or after the Initial Vesting Date, you will retain all Performance Shares that have been earned by you on or prior to the date of such Involuntary Termination and you will continue to have the opportunity to earn the Performance Shares for the Fiscal Year in which the Involuntary Termination occurs if the applicable performance goals for that Fiscal Year are achieved; provided, however, that, if your employment is Involuntarily Terminated (i) on or after the Initial Vesting Date and (ii) on or after a Change in Control (other than a Year One Change in Control), then the number of Performance Shares you shall earn for the Fiscal Year in which the Date of Termination occurs shall not be less than the Target Amount for that Fiscal Year (in no event greater than 200,000) multiplied by a fraction (in no event greater than one), the numerator of which is the number of days in such Fiscal Year up to and including the Date of Termination and the denominator of which is 365 (the "Change in Control Fraction"). All other rights under the Performance Share Arrangement and all other outstanding Performance Shares will be forfeited as of the Date of Termination. You will retain the portion of the Option that has vested on or prior to the Date of Termination. In addition, if your employment is Involuntarily Terminated
(i) on or after the Initial Vesting Date and (ii) on or after a Change in Control (other than a Year One Change in Control), you shall also vest in an additional portion of the Option on the Date of Termination determined by multiplying the number of shares of Common Stock in which the Option was scheduled to vest on the anniversary of the Effective Date occurring on or immediately following the Date of Termination by the Change in Control Fraction. The vested portion of the Option will remain exercisable for 90 days following the Date of Termination. Any remaining unvested portion of the Option will be forfeited as of the Date of Termination.

          (ii) In the event of your Involuntary Termination on or after the Initial Vesting Date, you and your eligible dependents shall continue to be eligible to participate during the Benefit Continuation Period (as hereinafter defined) in the medical, dental, health and life insurance plans applicable to you immediately prior to your Involuntary Termination on the same terms and conditions in effect for you and your dependents immediately prior to such Involuntary Termination. For purposes of the previous sentence, "Benefit Continuation Period" means the period beginning on the date of Date of Termination and ending on the first anniversary of the Date of Termination; provided, however, that your coverage under such plans and arrangements shall end on the date that you and your dependents are eligible and elect coverage under the plans of a subsequent employer which provide substantially equivalent or greater benefits to you and your dependents. Following the end of the Benefit Continuation Period, you shall be eligible to elect any applicable "continuation coverage" under
Section 4980B(f) of the Code as if the last day of the Benefit Continuation Period was the date of your "qualifying event" for such continuation coverage.

           (iii) Except as otherwise provided in this Section 5(c), as of the Date of Termination, you will relinquish the right to any additional payments or benefits from the Company under this Agreement.

           (d) Termination for Cause; Resignation Without Good Reason. In the event you resign without Good Reason or you are terminated by the Company for Cause at any time during the Term, the Company shall pay you the full amount of the accrued but unpaid Salary you have earned through the Date of Termination, plus a cash payment (calculated on the basis of your rate of Salary then in effect) for all unused vacation time which you may have accrued as of the Date of Termination. You will immediately forfeit as of the Date of Termination the then unvested portion of the
Option, all future rights under the Performance Share Arrangement and any outstanding Performance Shares that have not been earned as of the Date of Termination. You will retain the portion of the Option that has vested on or prior to the Date of Termination which will remain exercisable for 90 days following the Date of Termination. In addition, you shall immediately relinquish the right to any additional payments or benefits from the Company under this Agreement.

           (e) Death or Disability. If your employment with the Company ends as a result of your death or Disability during the Term, the Company shall pay you (or, in the event of your death, your Beneficiary) the full amount of the accrued but unpaid base salary you have earned through the Date of Termination, plus a cash payment (calculated on the basis of your rate of Salary then in effect) for all unused vacation time which you may have accrued as of the Date of Termination. In the event of your death or Disability, you (or in the event of your death, your Beneficiary) will retain all Performance Shares that have been earned on or prior to the date of your death or Disability and you (or in the event of your death, your Beneficiary) will continue to have the opportunity to earn the Performance Shares for the Fiscal Year in which the Involuntary Termination occurs if the applicable performance goals for that Fiscal Year are achieved. All other rights under the Performance Share Arrangement or and all other outstanding Performance Shares will be forfeited as of the Date of Termination. You will retain the portion of the Option that has vested on or prior to the Date of Termination which will remain exercisable in accordance with the provisions of the Option Plan. In addition, in the event of your death, the Option will continue to vest in accordance with the provisions of the Option Plan during the six-month period beginning on the date of your death. Any remaining portion of the Option which has not vested by the end of the period described in the previous sentence will be forfeited. Except as otherwise provided in this Section 5(e), as of the Date of Termination, you will relinquish the right to any additional payments or benefits from the Company under this Agreement.

           (f) Date and Notice of Termination. Any termination of your employment by the Company or by you during the Term shall be communicated by a notice of termination to the other party hereto (the "Notice of Termination"). The Notice of Termination shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated. The date of your termination of employment with the Company and its subsidiaries (the "Date of Termination") shall be determined as follows:
(i) if your employment is terminated for Disability, thirty (30) days after a Notice of Termination is delivered to you by the Company (provided that you shall not have returned to the full-time performance of your duties during such thirty (30) day period), (ii) if your employment is terminated by the Company in an Involuntary Termination, the date the Notice of Termination is delivered to you by the Company, (iii) if your employment is terminated by the Company for Cause, subject to the applicable cure provisions, the date such notice is delivered to you by the Company and
(iv) if you resign during the Election Window, the date the Notice of Termination is delivered to the Company by you. If the basis for your Involuntary Termination is your resignation for Good Reason, the Date of Termination shall be, subject to the applicable cure provisions, ten (10) days after the date your Notice of Termination is delivered to the Company by you. The Date of Termination for a resignation of employment other than for Good Reason other than during the Election Window shall be the date the Notice of Termination is delivered to you by the Company. The Date of Termination in the event of your death shall be the date of your death. If your employment ends as a result of the expiration of the Term, the Date of Termination shall be the last day of the Term.

           (g) No Mitigation. You shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by you as the result of employment by another employer.

          (h) Right of Setoff. Anything in this Agreement to the contrary notwithstanding, upon your termination or resignation of employment with the Company for any reason, the full amount of the outstanding principal and interest on the Loan shall become due and payable 90 days following the applicable Date of Termination, and the Company and the Lender shall have the right to apply any and all amounts payable to you under this Section 5 (or otherwise payable to you under this Agreement) to the payment of the full amount of the then outstanding principal and interest on the Loan. You hereby consent to such action by the Company and hereby irrevocably designate the Company as your agent for purposes of the Loan repayment and authorize and direct the Company to repay the Loan in the manner contemplated by this Section 5(h). Any remaining amount of outstanding principal and interest that is not paid in the manner contemplated by this
Section 5(h) shall be due and payable by you within 90 days following the applicable Date of Termination.

          6.   Additional Payment.

           (a) Gross-Up Payment. Notwithstanding anything herein to the contrary, if it is determined that any Payment would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any interest or penalties thereon, is herein referred to as an "Excise Tax"), then you shall be entitled to an additional payment (a "Gross-Up Payment") in an amount that will place you in the same after-tax economic position that you would have enjoyed if the Excise Tax had not applied to the
Payment. The amount of the Gross-Up Payment shall be determined by the Accounting Firm in accordance with the formula {(E x (1 - M)/(1 - T)) - E} (or such other formula as the Accounting Firm deems appropriate which is intended to achieve the same result), where

          E equals the Payments which are determined to be "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code;

          M equals the sum of the highest marginal rates1 for Taxes applicable to you at the time of the Payment; and

          T equals M plus the rate of Excise Tax applicable to the Payment.

            (b) Determination of Gross-Up Payment. Subject to the provisions of Section 5(c), all determinations required under this Section 6, including whether a Gross-Up Payment is required, the amount of the
Payments constituting excess parachute payments, and the amount of the Gross-Up Payment, shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to you and the Company within fifteen days of the Change in Control Date, your Date of Termination after the Change in Control Date or any other date reasonably requested by you or the Company on which a determination under this Section 6 is necessary or advisable. The Company shall pay to you the initial Gross-Up Payment within 5 days of the receipt by you and the Company of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by you, the Company shall cause the Accounting Firm to provide you with an opinion that the Accounting Firm has substantial authority under the Code and Regulations not to report an Excise Tax on your federal income tax return. Any determination by the Accounting Firm shall be binding upon you and the Company. If the initial Gross-Up Payment is insufficient to cover the amount of the Excise Tax that is ultimately determined to be owing by you with respect to any Payment (hereinafter an "Underpayment"), the Company, after exhausting its remedies under Section 6(c) below, shall promptly pay to you an additional Gross-Up Payment in respect of the Underpayment.

           (c) Procedures. You shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notice shall be given as soon as practicable after you know of such claim and shall apprise the Company of the nature of the claim and the date on which the claim is requested to be paid. You agree not to pay the claim until the expiration of the thirty-day period following the date on which you notify the Company, or such shorter period ending on the date the Taxes with respect to such claim are due (the "Notice Period"). If the Company notifies you in writing prior to the expiration of the Notice Period that it desires to contest the claim, you shall: (i) give the Company any information reasonably requested by the Company relating to the claim; (ii) take such action in connection with the claim as the Company may reasonably request, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company and reasonably acceptable to you; (iii) cooperate with the Company in good faith in contesting the claim; and (iv) permit the Company to participate in any proceedings relating to the claim. You shall permit the Company to control all proceedings related to the claim and, at its option, permit the Company to pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim. If requested by the Company, you agree either to pay the tax claimed and sue for a refund or contest the claim in any permissible manner and to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts as the Company shall determine; provided, however, that, if the Company directs you to pay such claim and pursue a refund, the Company shall advance the amount of such payment to you on an after-tax and interest-free basis (the "Advance"). The Company's control of the contest related to the claim shall be limited to the issues related to the Gross-Up Payment and you shall be entitled to settle or contest, as the case may be, any other issues raised by the Internal Revenue Service or other taxing authority. If the Company does not notify you in writing prior to the end of the Notice Period of its desire to contest the claim, the Company shall pay to you an additional Gross-Up Payment in respect of the excess parachute payments that are the subject of the claim, and you agree to pay the amount of the Excise Tax that is the subject of the claim to the applicable taxing authority in accordance with applicable law.

           (d) Repayments. If, after receipt by you of an Advance, you become entitled to a refund with respect to the claim to which such Advance relates, you shall pay the Company the amount of the refund (together with any interest paid or credited thereon after Taxes applicable thereto). If, after receipt by you of an Advance, a determination is made that you shall not be entitled to any refund with respect to the claim and the Company does not promptly notify you of its intent to contest the denial of refund, then the amount of the Advance shall not be required to be repaid by you and the amount thereof shall offset the amount of the additional Gross-Up Payment then owing to you.

           (e) Further Assurances. The Company shall indemnify you and hold you harmless, on an after-tax basis, from any costs, expenses, penalties, fines, interest or other liabilities ("Losses") incurred by you with respect to the exercise by the Company of any of its rights under this
Section  6,  including,  without limitation,  any  Losses  related  to  the
Company's  decision  to  contest a claim  or  any  imputed  income  to  you resulting from any Advance or action taken on your behalf by the Company hereunder. The Company shall pay all legal fees and expenses incurred under this Section 6, and shall promptly reimburse you for the reasonable expenses incurred by you in connection with any actions taken by the Company or required to be taken by you hereunder. The Company shall also pay all of the fees and expenses of the Accounting Firm, including, without limitation, the fees and expenses related to the opinion referred to in
Section 6(b).

          7.   Successors; Binding Agreement; Attorneys Fees.

           (a) Assumption by Successor. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree in writing, with a copy to you, to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Company of its obligations hereunder. As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

           (b) Enforceability; Beneficiaries. This Agreement shall be binding upon and inure to the benefit of you (and your personal representatives and heirs) and the Company and any organization which succeeds to substantially all of the business or assets of the Company,
whether  by  means  of  merger,  consolidation,  acquisition  of   all   or
substantially all of the assets of the Company or otherwise, including, without limitation, as a result of a Change in Control or by operation of law. This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees or other Beneficiary. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your Beneficiary.

           (c) Attorney's Fees. The Company will pay or reimburse you for the reasonable attorneys fees and expenses incurred by you in the negotiation of this Agreement in an amount not to exceed $5,000.

           8. Definitions. For purposes of this Agreement, the following capitalized words shall have the meanings set forth below:

           "Accounting Firm" shall mean Ernst & Young or, if such firm is unable or unwilling to perform such calculations, such other national accounting firm as shall be designated by agreement between you and the Company.

           "Beneficiary" shall mean the person or persons designated by you in writing to receive any benefits payable to you hereunder in the event of your death or, if no such persons are so designated, your estate. No
Beneficiary designation shall be effective unless it is in writing and received by the Company prior to the date of your death.

           "Cause" shall mean a termination of your employment during the Term which is a result of (i) your felony conviction or your plea of "no contest" to a felony, (ii) your willful disclosure of material trade secrets or other material confidential information related to the business of the Company and its subsidiaries, or (iii) your willful and continued failure substantially to perform your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness or any such actual or anticipated failure resulting from a resignation by you for Good Reason) after a written demand for substantial performance is delivered to you by the Board, which demand specifically identifies the manner in which the Board believes that you have not substantially performed your duties, and which performance is not substantially corrected by you within 10 days of delivery of such demand to you. For purposes of the previous sentence, no act or failure to act on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the Board at a meeting of the Board called and held for such purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of conduct set forth above in clause (i), (ii) or (iii) of the first sentence of this section and specifying the particulars thereof in reasonable detail.

            "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to
Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided, however, that, anything in this Agreement to the contrary notwithstanding, a Change in Control shall be deemed to have occurred if:

          (i) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company;

           (ii) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement) individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

          (iii) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a "Transaction"), in each case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50 percent of the combined voting power of the Company or other corporation resulting from such Transaction;

           (iv) all or substantially all of the assets of the Company are sold, liquidated or distributed.

           "Change in Control Date" shall mean the date on which the Change in Control occurs.

           "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor provisions thereto.

           "Disability" shall mean (i) your incapacity due to physical or mental illness which causes you to be absent from the full-time performance of your duties with the Company for six (6) consecutive months, and (ii) your failure to return to full-time performance of your duties for the Company within thirty (30) days after written Notice of Termination due to Disability is given to you. Any question as to the existence of your Disability upon which you and the Company cannot agree shall be determined by a qualified independent physician selected by you (or, if you are unable to make such selection, such selection shall be made by any adult member of your immediate family), and approved by the Company. The determination of such physician made in writing to the Company and to you shall be final and conclusive for all purposes of this Agreement.

           "Election Window" shall mean the thirty-day period beginning 180 days following the Change in Control Date applicable to the Year One Change in Control.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor provisions thereto.

           "Good Reason" shall mean a resignation of your employment during the Term as a result of any of the following: (i) a meaningful and detrimental alteration in your position, titles, responsibilities or reporting responsibilities from that contemplated under this Agreement; provided, however, that a change in your position, titles, responsibilities or reporting responsibilities as a result of or in connection with a Year One Change in Control shall not constitute an event of Good Reason for purposes of this Agreement; (ii) the failure of the Company to obtain an agreement reasonably satisfactory to you from any successor to assume and agree to perform this Agreement, as contemplated in Section 7(a) hereof; or
(iii) the reduction by the Company in your annual rate of Salary or the failure of the Company to pay you in the time and manner contemplated by
Section 3(b) above any Component A Bonus or Component B Bonus earned by you; or (iv) the failure of the Company to grant you the Option or to pay you any Performance Shares earned by you, in each case, in the manner contemplated by Section 4 above; provided, however, that the failure of the stockholders of the Company to approve the Option grant or the Performance Share Arrangement shall in no event constitute Good Reason hereunder; and provided further, that an event described in this sentence shall not constitute Good Reason unless it is communicated by you to the Company in writing within thirty days of the date you know or have reason to know of such event and is not corrected by the Company in a manner which is reasonably satisfactory to you (including full retroactive correction with respect to any monetary matter) within 10 days of the date of your delivery of such written notice to the Company.

          "Initial Vesting Date" shall mean the following:

          1. In the event a Year One Change in Control occurs, the earlier to occur of (i) the expiration of the Election Window and (ii) 18 months after the Effective Date, but in no event prior to the later to occur of the first anniversary of the Effective Date and the date of the stockholder approval contemplated by Section 4(c) hereof; and

          2. In the event a Year One Change in Control does not occur, the later of (i) first anniversary of the Effective Date and
               (ii)  the  date of the stockholder approval contemplated  by
               Section 4(c) hereof.

           "Involuntary Termination" shall mean (i) your termination of employment by the Company and its subsidiaries other than for Cause or Disability or (ii) your resignation of employment with the Company and its subsidiaries for Good Reason.

           "Payment" means (i) any amount due or paid to you under this Agreement, (ii) any amount that is due or paid to you under any plan, program or arrangement of the Company and its subsidiaries (including, without limitation, under the equity plans of the Company), and (iii) any amount or benefit that is due or payable to you under this Agreement or under any plan, program or arrangement of the Company and its subsidiaries not otherwise covered under clause (i) or (ii) hereof which must reasonably be taken into account under Section 280G of the Code and the Regulations in determining the amount of the "parachute payments" received by you, including, without limitation, any amounts which must be taken into account under the Code and Regulations as a result of (A) the acceleration of the vesting of any option, restricted stock or other equity award granted hereunder or under any equity plan of the Company, (B) the acceleration of the time at which any payment or benefit is receivable by you or (C) any contingent severance or other amounts that are payable to you.

           "Regulations" shall mean the proposed, temporary and final regulations under Section 280G of the Code or any successor provision thereto.

           "Securities Act" shall mean the Securities Act of 1933, as amended, and any successor provisions thereto.

           "Severance Payment Date" shall mean five business days following the later to occur of (i) the Date of Termination applicable under Section 5(a), 5(b) or 5(c), as the case may be, and (ii) the date that all outstanding principal and interest on the Loan has been repaid in full.

           "Taxes" shall mean the federal, state and local income taxes to which you are subject at the time of determination, calculated on the basis of the highest marginal rates then in effect, plus any additional payroll or withholding taxes to which you are then subject.

           "Year One Change in Control" shall mean a Change in Control occurring on or prior to the first anniversary of the Effective Date.

           9. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the Board of Directors, Apple Computer, Inc., 1 Infinite Loop, M/S: 381, Cupertino, CA 95401, with a copy to the General Counsel of the Company, or to you at the address set forth on the first page of this Agreement or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

          10.  Miscellaneous.

           (a) Amendments, Waivers, Etc. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement and this Agreement shall supersede all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, with respect to the subject matter hereof.

           (b) Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

           (c)   Representation.  You hereby represent and warrant  to  the
Company that the execution and delivery by you of this Agreement to the Company will not breach the terms of any contract, agreement or understanding to which you are a party. You further acknowledge and agree that a breach of this representation by you shall render this Agreement void ab initio and of no further force and effect.

           (d) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          (e) Withholding. Amounts paid to you hereunder shall be subject to all applicable federal, state and local wage withholding.

           (f)   Source  of  Payments.  All payments  provided  under  this
Agreement (other than payments made pursuant to a plan which provides otherwise or as otherwise expressly provided hereunder), shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established, and no other segregation of assets made, to assure payment. You will have no right, title or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations hereunder. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

           (g)   Headings.   The headings contained in this  Agreement  are
intended solely for convenience of reference and shall not affect the rights of the parties to this Agreement.

          (h) Arbitration and Expenses. Any controversy or claims arising out of or relating to this Agreement or the breach of this Agreement that cannot be resolved by you and the Company, including any dispute as to the calculation of your benefits or any payments hereunder, shall be submitted to arbitration in San Francisco under the supervision of the American Arbitration Association ("AAA") by one arbitrator to be mutually selected by the Company and you, with the AAA to appoint an arbitrator experienced in  the  resolution of executive employment disputes in the event that  the parties are unable to agree on the selection of an arbitrator. The proceedings at arbitration shall be confidential, and all documents and other information relating to the arbitration shall not be disclosed to any third party except as required by law. The award of the arbitrator shall be final and conclusive upon the parties, and the parties shall not contest or seek relief from the award in any court. Judgment upon the arbitration award may be rendered in any court having jurisdiction thereof, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The Company shall pay or reimburse you for any and all costs and expenses reasonably incurred by you (including arbitration costs and legal fees and expenses) in clarifying or enforcing your rights under this Agreement if you prevail on the merits of the claim in respect of which such legal fees and expenses are incurred, and you shall pay or reimburse the Company for any and all costs and expenses reasonably incurred by the Company (including arbitration costs and legal fees and expenses) in clarifying or enforcing its rights under this Agreement if the Company prevails on the merits of the claim in respect of which such legal fees and expenses are incurred.

           (i) Governing Law. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of California applicable to contracts entered into and performed in such State.

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                    *       *      *       *
           If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on this subject.

                                        Sincerely,

                                   APPLE COMPUTER, INC.



                                   By:  /s/ A.C. Markkula, Jr.



Agreed to as of this 28th day of February, 1996.

_/s/ G.F. Amelio___
Gilbert F. Amelio

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